Exhibit 5.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Canetic Resources Trust of our reports dated May 15, 2006 relating to the schedules of revenue and expenses for the BC North Assets, BC South Assets and Hoadley Assets for the years ending December 31, 2005 and 2004, which appear in Canetic Resources Trust’s Form 6-K dated July 24, 2007.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
August 20, 2007